Exhibit 99.4


                              PEOPLES BANCORP, INC.
                            134 Franklin Corner Road
                         Lawrenceville, New Jersey 08648
                                 (609) 844-3106


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To be Held On _____________, 1998

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Peoples Bancorp, Inc. (the "Mid-Tier Holding Company") will be held at _____________________________________ ___________________,
located at _____________________________________________,  on _________________,
1998 at ____  __.m.,  New  Jersey  time on  ____________,  1998.  As of the date hereof, the Mid-Tier Holding Company owns 100% of Trenton Savings Bank FSB (the "Bank") and is majority-owned by Peoples Bancorp, MHC (the "Mutual Holding Company").

         A Proxy Statement and Proxy Card(s) are enclosed. The Special Meeting is for the purpose of considering and voting upon:

         A Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") pursuant to which (i) Trenton Savings Bank ("the Bank") will establish Peoples Bancorp, Inc. (the "Company") as a first-tier Delaware chartered corporation subsidiary; (ii) the Company will charter an interim federal association ("Interim"); (iii) the Mutual Holding Company will merge with and into the Mid-Tier Holding Company, shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled and certain depositors of the Bank will receive an interest in a liquidation account of the Mid-Tier Holding Company in exchange for such persons' interest in the Mutual Holding Company; (iv) the Mid-Tier Holding Company will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity and stockholders of the Mid-Tier Holding Company other than the Mutual Holding Company ("Minority Stockholders") will constructively receive shares of Bank Common Stock in exchange for their Mid-Tier Common Stock and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mid-Tier Holding Company;
         (v) contemporaneously with the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") and Minority Stockholders will exchange the shares of Bank Common Stock that they constructively received in the Mid-Tier Merger for the Company's common stock pursuant to the "Exchange Ratio" as defined herein; and (vi) contemporaneously with the Bank Merger, the Company will offer for sale shares of common stock in a subscription offering; and

         Such other business as may properly come before this Special Meeting or any adjournment thereof. Management is not aware of any such other business.

         The Board of Directors has fixed _______________, 1998 (the "Voting Record Date") as the voting record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Special Meeting or at any such adjournment thereof. The following Proxy Statement is a summary of information about the and the proposals to be voted on at the Special Meeting. A more detailed description of the Mid-Tier Holding Company, Mutual Holding Company, the Company, the Bank and the proposal to be voted upon at the Special Meeting is included in the Prospectus that you are receiving herewith and which is incorporated into the Proxy Statement by reference. Upon written request addressed to the Secretary of the Bank at the address given above, members may obtain an additional copy of the Prospectus, and/or a copy of the Plan of Conversion and exhibits thereto,


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including the  Certificate of  Incorporation  and the Bylaws of the Company.  In
order to assure timely receipt of the additional copy of the Prospectus and/or the Plan, the written request should be received by the Bank by _______________, 1998. In addition, all such documents may be obtained at any office of the Bank.

                                         By Order of the Board of Directors



                                         Robert C. Hollenbeck
                                         Corporate Secretary

________________, 1998
Lawrenceville, New Jersey

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN OF CONVERSION AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE. PROXY CARDS MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE SPECIAL MEETING. RETURNING PROXY CARDS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

               YOUR VOTE IS VERY IMPORTANT. A FAILURE TO VOTE WILL
                HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN.

                                 PROXY STATEMENT
                              PEOPLES BANCORP, INC.
                            134 Franklin Corner Road
                         Lawrenceville, New Jersey 08648
                                 (609) 844-3106

                         Special Meeting of Stockholders
                        To be Held on _____________, 1998

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Bancorp, Inc. (the "Mid-Tier Holding Company") for use at its Special Meeting of Stockholders (the "Special Meeting") to be held at ___________________________ located at _________________________ New Jersey, on _________________, 1998, at ____ __.m.,
New Jersey time, and at any adjournments thereof, for the purposes set forth in the Notice of Special Meeting of Stockholders. The accompanying Notice of Special Meeting and this Proxy Statement is first being mailed to stockholders on or about February ____, 1998.

                              REVOCATION OF PROXIES

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Mid-Tier Holding Company will be voted in accordance with the directions given thereon. Please sign and return your Proxy to the Mid-Tier Holding Company in order for your vote to be counted. Proxies which are signed, but contain no instructions for voting, will be voted "FOR" the proposal set forth in this Proxy Statement for consideration at the Special Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Mid-Tier Holding Company, Robert C. Hollenbeck, at the address of the Mid-Tier Holding Company shown above, or by filing a duly executed proxy bearing a later date. The presence at the Meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Mid-Tier Holding Company prior to the voting of such proxy.

         Holders of record of the Mid-Tier Holding Company common stock at the close of business on _____________, 1998 (the "Voting Record Date") are entitled to one vote for each share held . As of the Voting Record Date, there were __________ shares of Mid-Tier Common Stock issued and outstanding, 5,796,000 of which were held by Peoples Bancorp, M.H.C. (the "Mutual Holding Company") and ___________ of which were held by stockholders other than the Mutual Holding Company ("Minority Stockholders"). The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Pursuant to Office of Thrift Supervision ("OTS") regulations and the Plan of Conversion, consummation of the Conversion is conditioned upon the approval of the Plan by the OTS, as well as certain other conditions including;
(1) the approval of the holders of at least a majority of the total number of votes eligible to be cast by Minority Stockholders at a special meeting of Members called for the purpose of considering the Plan (the "Members' Meeting"), and (2) the approval of the holders of at least two-thirds of the shares of the outstanding Mid-Tier Common Stock. Accordingly, broker non-votes will have the same effect as voting against the Plan of Conversion.

         The Mid-Tier Holding Company believes that the Mutual Holding Company will vote its shares of Common Stock, which amount to approximately 64.__% of the outstanding shares, in favor of the Plan of Conversion.

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


                  PROPOSAL - APPROVAL OF THE PLAN OF CONVERSION

         All persons receiving this proxy are also being given a prospectus (the "Prospectus") that describes the Conversion. The Prospectus, in its entirety, is incorporated herein and made a part hereof. Although the Prospectus is incorporated herein, this proxy statement does not constitute an offer or a solicitation of an offer to purchase the common stock offered thereby. The Mid-Tier Holding Company urges you to carefully read the Prospectus prior to voting on the proposal to be presented at the Special Meeting.


                        DISSENTERS' AND APPRAISAL RIGHTS

         Under OTS regulations, Minority Stockholders will not have dissenters' rights or appraisal rights in connection with the exchange of their Mid-Tier Common Stock for shares of common stock of the Company.


                             STOCKHOLDERS PROPOSALS

         Any proposal which a stockholder wished to have included in the proxy solicitation materials to be used in connection with the next annual meeting of stockholders of the Mid-Tier Holding Company which is expected to be held in April 1998, if the Conversion is not consummated, must have been received at the main office of the Mid-Tier Holding Company no later than November 24, 1997.


                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The Plan of Conversion sets forth the terms, conditions and provisions of the proposed Conversion. The proposed Certificate of Incorporation and Bylaws of the Company are exhibits to the Plan of Conversion. The Order Form is the means by which an order for the subscription and purchase of shares is placed. If you would like to receive an additional copy of the Prospectus, or a copy of the Plan of Conversion and the Certificate of Incorporation and Bylaws of the Company, you must request such materials in writing, addressed to the Mid-Tier Holding Company's secretary at the address given above. Such requests must be received by the Mid-Tier Holding Company no later than ________________, 1998. Requesting such materials does not obligate you to purchase shares. If the Mid-Tier Holding Company does not receive your request by ________________, 1998, you will not be entitled to have such materials mailed to you.

         To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, directors or regular employees of the Mid-Tier Holding Company and/or the Bank, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Mid-Tier Holding Company and/or the Bank for their reasonable out-of-pocket expenses, including, but not limited to, de minimis telephone and postage expenses incurred in connection with such solicitation. The Mid-Tier Holding Company and/or the Bank have not retained a proxy solicitation firm to provide advisory services in connection with the solicitation of proxies, although Friedman, Billings, Ramsey & Co., Inc. ("FBR"), the broker-dealers retained to assist in the marketing of Peoples Bancorp, Inc.'s Common Stock, have also agreed to assist in the proxy solicitations. FBR will receive compensation for their services as described in the section of the Prospectus titled "The Conversion--Plan of Distribution and Selling Commissions." The Bank will bear all costs of this solicitation.



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



         YOUR VOTE IS IMPORTANT! THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PLAN OF CONVERSION.

         THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUBSCRIPTION SHARES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.



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



                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              PEOPLES BANCORP, INC.

                        FOR A SPECIAL MEETING OF MEMBERS
                      TO BE HELD ON _________________, 1998



         The undersigned members of People Bancorp, Inc. (the "Mid-Tier Holding Company), hereby appoint the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of Peoples Bancorp, Inc. to be held at ____________________________ located at ____________________________, on
_____________, 1998, at ____ _.m., New Jersey time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

                                       FOR      AGAINST
                                       [ ]         [ ]


A Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") pursuant to which (i) Trenton Savings Bank ("the Bank") will establish Peoples Bancorp, Inc. (the "Company") as a first-tier Delaware chartered corporation subsidiary; (ii) the Company will charter an interim federal association ("Interim"); (iii) the Mutual Holding Company will merge with and into the Mid-Tier Holding Company, shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled and certain depositors of the Bank will receive an interest in a liquidation account of the Mid-Tier Holding Company in exchange for such persons' interest in the Mutual Holding Company; (iv) the Mid-Tier Holding Company will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity and stockholders of the Mid-Tier Holding Company other than the Mutual Holding Company ("Minority Stockholders") will constructively receive shares of Bank Common Stock in exchange for their Mid-Tier Common Stock and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mid-Tier Holding Company; (v) contemporaneously with the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") and Minority Stockholders will exchange the shares of Bank Common Stock that they constructively received in the Mid-Tier Merger for the Company's common stock pursuant to the "Exchange Ratio" as defined herein; and (vi) contemporaneously with the Bank Merger, the Company will offer for sale shares of common stock in a subscription offering.


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         Such other business as may properly come before the Special  Meeting of any adjournment thereof.

         NOTE: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Members.



THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


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


                  THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS
                       STATED IF NO CHOICE IS MADE HEREON


         Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Peoples Bancorp, Inc. at said Special Meeting the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Meeting of Members and a Proxy Statement dated _____________, 1998, prior to the execution of this Proxy.



------------------------------------
                    Date



------------------------------------
                  Signature



NOTE:  Only one signature is required
       in the case of a joint account.





                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE.



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